AI Demand Drives Wiley’s First Quarter 2026 Results

September 4, 2025 - Hoboken, NJ – Wiley (NYSE: WLY), a leading global provider of authoritative content, data-driven insights, and knowledge services for the advancement of science and learning, today reported results for the first quarter ended July 31, 2025.

FIRST QUARTER SUMMARY
•GAAP performance vs. prior year: Revenue of $397 million vs. $404 million due to foregone revenue from divested businesses, Operating Income of $31 million up 7%, and Diluted Earnings Per Share (EPS) of $0.22 vs. (-$0.03) in prior year
•Adjusted Results at constant currency in line with expectations: Adjusted Revenue of $397 million up 1%, Adjusted Operating Income of $34 million down 2%, Adjusted EBITDA of $70 million down 3%, and Adjusted EPS of $0.49 up 2%
•Growth in Research revenue (+5% at constant currency) driven by AI licensing projects and open access growth offsetting timing of prior year journal renewals
•Executed landmark AI licensing project with large tech company on behalf of Wiley publisher partners; announced strategic partnership with Anthropic to accelerate AI integration across scholarly research
•Increased dividend for the 32nd consecutive year and share repurchases to $14 million; Board approved $250M share repurchase authorization, a 25% increase over its 2020 authorization

MANAGEMENT COMMENTARY
“We continue to see strong demand trends in research as we open up new growth pathways in AI and corporate R&D,” said Matthew Kissner, President and CEO. “Wiley is now a recognized leader in AI licensing and innovation, executing projects for multi-national corporations and strategically partnering with top AI innovators. At the same time, we continue to drive operational excellence across the organization, reaching important milestones in our multi-stage research publishing platform launch and expanding AI innovation across our product portfolio. Given leading indicators, the strength of our recurring revenue models and open access programs, and anticipated cost savings, we remain fully confident in our Fiscal 2026 outlook.”

FINANCIAL SUMMARY
Please see accompanying financial tables for more detail.

Research
•Q1 Research revenue of $282 million was up 6% as reported and 5% at constant currency driven by AI licensing revenue of $16 million (vs. $1 million in prior year period) and open access growth offsetting an unfavorable comparison to prior year due to the timing of journal renewals, as well as softness in ancillary material. Wiley continues to see strong demand to publish with article submissions and output growing by 25% and 13%, respectively, with robust growth across all key geographies. Note, it takes approximately six months for a submitted article to be published.
•Q1 Adjusted EBITDA of $80 million was up 2% as reported and at constant currency due to revenue growth partially offset by AI mix (higher royalties for the partner portion of the AI licensing agreement) and the timing of costs. Adjusted EBITDA margin for the quarter was 28.3% vs. 29.3% in the prior year period.

Learning
•Q1 Learning revenue of $115 million was down 7% as reported and 8% at constant currency largely due to $16 million of AI licensing revenue in the prior year (vs. $13 million this quarter) and market-related softness in Professional.
•Q1 Adjusted EBITDA of $31 million for the quarter was down 7% as reported and at constant currency due to lower revenue. Adjusted EBITDA margin was 27.4%, up slightly over prior year.

Corporate Expenses
“Corporate Expenses” are the portion of shared services costs not allocated to segments.
•Q1 Corporate Expenses rose 4% on an Adjusted EBITDA basis at constant currency driven primarily by costs related to strategic consulting projects (now complete), enterprise modernization, and other one-time items. Wiley expects Corporate Expenses to decline starting in Q2 as cost savings ramp up.

EPS
•GAAP EPS of $0.22 compared to a ($0.03) loss in the prior year period, which was impacted by a $0.33/share, non-cash income tax adjustment.
•Adjusted EPS of $0.49 was up 2% at constant currency mainly due to lower interest expense from lower rates.

BALANCE SHEET, CASH FLOW, AND CAPITAL ALLOCATION
•Net Debt-to-EBITDA Ratio (Trailing Twelve Months) at quarter end was 1.9 compared to 2.0 in the year-ago period.
•Net Cash Used in Operating Activities was $85 million compared to $89 million in the prior year period. Note, Wiley’s regular use of cash in the first half of the fiscal year is driven by the timing of cash collections for annual journal renewals, which are concentrated in Q3 and Q4.
•Free Cash Flow less Product Development Spending was a use of $100 million compared to a use of $107 million in the prior year. Capex was $15 million compared to $18 million.
•Returns to Shareholders: Wiley allocated $32 million toward dividends and repurchases this quarter, up approximately $1 million from the prior year period. In Q1, the Company acquired approximately 332,000 shares at an average cost of $42.22/share and raised its dividend for the 32nd consecutive year. In June, the Wiley Board of Directors approved a $250 million share repurchase authorization, a 25% increase over its 2020 authorization.
•Divestiture Proceeds: During the quarter, Wiley received approximately $120 million in cash proceeds related to the University Services divestiture, with the total outstanding note paid in full. Wiley has utilized these proceeds to further reduce its debt.

FISCAL 2026 OUTLOOK
Based on leading demand and output indicators, the success of calendar year 2025 journal renewals, and anticipated cost savings, Wiley is reaffirming its full year outlook.

Metric	Fiscal 2024 Results	Fiscal 2025 Results	Fiscal 2026 Outlook
Adj. Revenue	$1,617M	$1,660M	Low to mid-single digit growth
Adj. EBITDA Margin	22.8%	24%	25.5% to 26.5%
Adj. EPS	$2.78	$3.64	$3.90 to $4.35
Free Cash Flow	$114M	$126M	Approximately $200M
Note, growth outlook is comprehensive and includes adverse variances, including AI revenue in Fiscal 2025. Adjusted metrics exclude impact of divestitures, which were primarily completed in Fiscal 2024 with remainder completed in first half of Fiscal 2025. Approximately $17 million of divestiture-related revenue was recorded in Fiscal 2025.
EARNINGS CONFERENCE CALL
Scheduled for today, September 4 at 10:00 am (ET). Access webcast at Investor Relations at investors.wiley.com, or directly at http://events.q4inc.com/attendee/819546756. U.S. callers, please dial (888) 210-3346 and enter the participant code 2521217#. International callers, please dial (646) 960-0253 and enter the participant code 2521217#.

ABOUT WILEY
Wiley (NYSE: WLY) is a leading global provider of authoritative content, data-driven insights, and knowledge services that advance science and learning. For over 200 years, we’ve empowered researchers, learners and institutions worldwide to drive progress and solve the world’s most pressing challenges. Learn more at Wiley.com and Investors.Wiley.com. Follow us on Facebook, X, LinkedIn and Instagram.

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Operating Income and Margin,” “Adjusted EBITDA and Margin,” “Adjusted Income before Taxes,” “Adjusted Income Tax Provision,” “Adjusted Effective Income Tax Rate,” “Free Cash Flow less Product Development Spending,” “Adjusted Revenue,” and results on a Constant Currency basis to assess underlying business performance and trends. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of divestitures and acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2026 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2026 in connection with our multiyear Global Restructuring Program and completed dispositions; (xi) cyber risk and the failure to maintain the integrity of our operational or security systems or infrastructure, or those of third parties with which we do business; (xii) as a result of acquisitions, we have and may record a significant amount of goodwill and other identifiable intangible assets and we may never realize the full carrying value of these assets; (xiii) our ability to leverage artificial intelligence technologies in our products and services, including generative artificial intelligence, large language models, machine learning, and other artificial intelligence tools; and (xiv) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect subsequent events.

CATEGORY: EARNINGS RELEASES

Contact
Brian Campbell
Investor Relations
brian.campbell@wiley.com
201.748.6874

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME (LOSS)
(in USD thousands, except per share information)
(unaudited)

	Three Months Ended July 31,
	2025	2024
Revenue, net	$396,800	$403,809
Costs and expenses:
Cost of sales	109,259	109,220
Operating and administrative expenses	240,330	248,819
Restructuring and related charges	3,038	3,870
Amortization of intangible assets	13,210	12,927
Total costs and expenses	365,837	374,836

Operating income	30,963	28,973
As a % of revenue	7.8%	7.2%

Interest expense	(11,042)	(12,787)
Net foreign exchange transaction (losses) gains	(971)	234
Net (loss) gain on sale of businesses, assets, and impairment charges related to assets held-for-sale (3)	(1,116)	5,801
Other (expense) income, net	(127)	782

Income before taxes	17,707	23,003

Provision for income taxes	6,007	24,439
Effective tax rate	33.9%	106.2%
Net income (loss)	$11,700	$(1,436)
As a % of revenue	2.9%	-0.4%

Earnings (loss) per share
Basic	$0.22	$(0.03)
Diluted (4)	$0.22	$(0.03)

Weighted average number of common shares outstanding
Basic	53,377	54,377
Diluted (4)	53,966	54,377

Notes:
(1) The supplementary information included in this press release for the three months ended July 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) We recorded net pretax (loss) gain on sale of businesses, assets, and impairment charges related to assets held-for-sale as follows:

	Three Months Ended July 31,
	2025	2024
University Services	$(934)	$1,489
CrossKnowledge	—	4,360
Wiley Edge	—	(168)
Tuition Manager	—	120
Other disposition activity	(182)	—
Net (loss) gain on sale of businesses, assets, and impairment charges related to assets held-for-sale	$(1,116)	$5,801

On January 1, 2024, we completed the sale of University Services. On June 5, 2025, Wiley entered into an agreement to sell the Seller Note, the fiscal year 2026 earnout, the TVG Investment, and agreed on the fiscal year 2025 earnout for total cash consideration of $119.5 million, which was fully paid in June 2025. As a result of the sale of these assets, we recognized an additional pretax loss of $0.9 million in the three months ended July 31, 2025.

(4) In calculating diluted net loss per common share for the three months ended July 31, 2024, our diluted weighted average number of common shares outstanding excludes the effect of unvested restricted stock units and other stock awards as the effect was antidilutive. This occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(in USD thousands, except per share information)
(unaudited)

Reconciliation of US GAAP Earnings (Loss) per Share to Non-GAAP Adjusted EPS
	Three Months Ended July 31,
	2025	2024
US GAAP Earnings (Loss) Per Share - Diluted	$0.22	$(0.03)
Adjustments:
Restructuring and related charges	0.05	0.06
Foreign exchange gains on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	—	(0.05)
Amortization of acquired intangible assets (4)	0.20	0.20
Net loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale (5)	0.02	(0.09)
Held for Sale or Sold segment Adjusted Net Loss (5)	—	0.04
Income tax adjustments	—	0.33
EPS impact of using weighted-average dilutive shares for adjusted EPS calculation (6)	—	0.01
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.49	$0.47

Reconciliation of US GAAP Income Before Taxes to Non-GAAP Adjusted Income Before Taxes
	Three Months Ended July 31,
	2025	2024
US GAAP Income Before Taxes	$17,707	$23,003
Pretax Impact of Adjustments:
Restructuring and related charges	3,038	3,870
Foreign exchange gains on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	(440)	(2,591)
Amortization of acquired intangible assets (4)	13,210	12,969
Net loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale (5)	1,116	(5,801)
Held for Sale or Sold segment Adjusted Loss Before Taxes (5)	—	2,519
Non-GAAP Adjusted Income Before Taxes	$34,631	$33,969

Reconciliation of US GAAP Income Tax Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

US GAAP Income Tax Provision	$6,007	$24,439
Income Tax Impact of Adjustments (7)
Restructuring and related charges	519	749
Foreign exchange gains on intercompany transactions, including the write off of certain cumulative translation adjustments (3)	(750)	(390)
Amortization of acquired intangible assets (4)	2,068	1,809
Net loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale (5)	54	(925)
Held for Sale or Sold segment Adjusted Tax Benefit (5)	—	372
Income Tax Adjustments
Impact of valuation allowance on the US GAAP effective tax rate (8)	166	(18,030)
Non-GAAP Adjusted Income Tax Provision	$8,064	$8,024

US GAAP Effective Tax Rate	33.9%	106.2%
Non-GAAP Adjusted Effective Tax Rate	23.3%	23.6%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) In fiscal year 2023 due to the closure of our operations in Russia, the Russia entity was deemed substantially liquidated. The formal liquidation was completed in the fourth quarter of fiscal year 2025. In the three months ended July 31, 2024, we wrote off an additional $0.5 million of cumulative translation adjustments in earnings. This amount is reflected in Net foreign exchange transaction (losses) gains on our Condensed Consolidated Statements of Net Income (Loss).

(4) Reflects the amortization of intangible assets established on the opening balance sheet for an acquired business. This includes the amortization of intangible assets such as developed technology, customer relationships, tradenames, etc., which is reflected in the "Amortization of intangible assets" line in the Condensed Consolidated Statements of Net Income (Loss). It also includes the amortization of acquired product development assets, which is reflected in Cost of sales in the Condensed Consolidated Statements of Net Income (Loss).

(5) We recorded net pretax loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale as follows:
	Three Months Ended July 31,
	2025	2024
University Services	$934	$(1,489)
CrossKnowledge	—	(4,360)
Wiley Edge	—	168
Tuition Manager	—	(120)
Other disposition activity	182	—
Net pretax loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale	$1,116	$(5,801)

We recorded income tax benefit (provision) on sale of businesses, assets, and impairment charges related to assets held-for-sale as follows:
	Three Months Ended July 31,
	2025	2024
University Services	$—	$—
CrossKnowledge	—	—
Wiley Edge	—	(895)
Tuition Manager	—	(30)
Other disposition activity	54	—
Benefit (provision) on sale of businesses, assets, and impairment charges related to assets held-for-sale	$54	$(925)
In addition, our Adjusted EPS excludes the Adjusted Net Income or Loss of our Held for Sale or Sold segment.

(6) Represents the impact of using diluted weighted-average number of common shares outstanding (55.0 million for the three months ended July 31, 2024) included in the Non-GAAP Adjusted EPS calculation in order to apply the dilutive impact on adjusted net income due to the effect of unvested restricted stock units and other stock awards. This impact occurs when a US GAAP net loss is reported and the effect of using dilutive shares is antidilutive.

(7) For the three months ended July 31, 2025 and 2024, respectively, substantially all of the tax impact was from deferred taxes.

(8) In the three months ended July 31, 2025 and 2024, there was an impact on the US GAAP effective tax rate due to the valuation allowance on deferred tax assets in the US of $0.2 million and $(18.0) million, respectively.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF US GAAP NET INCOME (LOSS) TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(in USD thousands)
(unaudited)

	Three Months Ended July 31,
	2025	2024
Net Income (Loss)	$11,700	$(1,436)
Interest expense	11,042	12,787
Provision for income taxes	6,007	24,439
Depreciation and amortization	36,446	37,253
Non-GAAP EBITDA	65,195	73,043
Restructuring and related charges	3,038	3,870
Net foreign exchange transaction losses (gains)	971	(234)
Net loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale	1,116	(5,801)
Other expense (income), net	127	(782)
Held for Sale or Sold segment Adjusted EBITDA (2)	—	2,519
Non-GAAP Adjusted EBITDA	$70,447	$72,615
Adjusted EBITDA Margin	17.8%	18.6%

Notes:
(1) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) Our Non-GAAP Adjusted EBITDA excludes the Held for Sale or Sold segment Non-GAAP Adjusted EBITDA.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
SEGMENT RESULTS
(in USD thousands)
(unaudited)

			% Change
	Three Months Ended July 31,		Favorable (Unfavorable)
	2025	2024	Reported	Constant Currency
Research:
Revenue, net
Research Publishing	$231,827	$230,951	0%	-1%
Research Solutions	49,865	34,358	45%	44%
Total Revenue, net	$281,692	$265,309	6%	5%

Non-GAAP Adjusted Operating Income	$56,248	$55,216	2%	3%
Depreciation and amortization	23,385	22,559	-4%	-2%
Non-GAAP Adjusted EBITDA	$79,633	$77,775	2%	2%
Adjusted EBITDA margin	28.3%	29.3%

Learning:
Revenue, net
Academic	$55,472	$59,964	-7%	-8%
Professional	59,636	64,350	-7%	-8%
Total Revenue, net	$115,108	$124,314	-7%	-8%

Non-GAAP Adjusted Operating Income	$21,655	$22,500	-4%	-4%
Depreciation and amortization	9,844	11,294	13%	13%
Non-GAAP Adjusted EBITDA	$31,499	$33,794	-7%	-7%
Adjusted EBITDA margin	27.4%	27.2%

Held for Sale or Sold:
Revenue, net	$—	$14,186	#	#

Non-GAAP Adjusted Operating Loss	$—	$(2,519)	#	#
Depreciation and amortization	—	—	#	#
Non-GAAP Adjusted EBITDA	$—	$(2,519)	#	#
Adjusted EBITDA margin	0.0%	-17.8%

Corporate Expenses:
Non-GAAP Adjusted Corporate Expenses	$(43,902)	$(42,354)	-4%	-3%
Depreciation and amortization	3,217	3,400	5%	6%
Non-GAAP Adjusted EBITDA	$(40,685)	$(38,954)	-4%	-4%

Consolidated Results:
Revenue, net	$396,800	$403,809	-2%	-3%
Less: Held for Sale or Sold Segment (3)	—	(14,186)	#	#
Adjusted Revenue, net	$396,800	$389,623	2%	1%

Operating Income	$30,963	$28,973	7%	9%
Adjustments:
Restructuring charges	3,038	3,870	21%	21%
Held for Sale or Sold Segment Adjusted Operating Loss (3)	—	2,519	#	#
Non-GAAP Adjusted Operating Income	$34,001	$35,362	-4%	-2%
Adjusted Operating Income margin	8.6%	9.1%
Depreciation and amortization	36,446	37,253	2%	4%
Less: Held for Sale or Sold Segment depreciation and amortization (3)	—	—	#	#
Non-GAAP Adjusted EBITDA	$70,447	$72,615	-3%	-3%
Adjusted EBITDA margin	17.8%	18.6%

Notes:
(1) The supplementary information included in this press release for the three months ended July 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) Our Adjusted Revenue, Adjusted Operating Income and Adjusted EBITDA excludes the impact of our Held for Sale or Sold segment Revenue, Adjusted Operating Income or Loss and Adjusted EBITDA results.

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in USD thousands)
(unaudited)

	July 31, 2025	April 30, 2025
Assets:
Current assets
Cash and cash equivalents	$81,850	$85,882
Accounts receivable, net	220,317	228,410
Inventories, net	21,951	22,875
Prepaid expenses and other current assets	96,177	102,717
Total current assets	420,295	439,884

Technology, property and equipment, net	152,430	162,125
Intangible assets, net	580,331	595,044
Goodwill	1,117,827	1,121,505
Operating lease right-of-use assets	63,626	66,128
Other non-current assets	189,823	306,780
Total assets	$2,524,332	$2,691,466

Liabilities and shareholders' equity:
Current liabilities
Accounts payable	$36,384	$60,948
Accrued royalties	112,535	109,765
Short-term portion of long-term debt	10,000	10,000
Contract liabilities	361,677	462,693
Accrued employment costs	44,706	93,117
Short-term portion of operating lease liabilities	17,512	18,282
Other accrued liabilities	66,029	66,051
Total current liabilities	648,843	820,856
Long-term debt	818,272	789,435
Accrued pension liability	71,954	71,899
Deferred income tax liabilities	104,105	105,145
Operating lease liabilities	78,200	81,482
Other long-term liabilities	69,899	70,443
Total liabilities	1,791,273	1,939,260
Shareholders' equity	733,059	752,206
Total liabilities and shareholders' equity	$2,524,332	$2,691,466

Notes:
(1) The supplementary information included in this press release for July 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in USD thousands)
(unaudited)

	Three Months Ended July 31,
	2025	2024
Operating activities:
Net income (loss)	$11,700	$(1,436)
Net loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale	1,116	(5,801)
Amortization of intangible assets	13,210	12,927
Amortization of product development assets	3,792	4,476
Depreciation and amortization of technology, property, and equipment	19,444	19,850
Other noncash charges	19,274	20,370
Net change in operating assets and liabilities	(153,541)	(139,098)
Net cash used in operating activities	(85,005)	(88,712)

Investing activities:
Additions to technology, property, and equipment	(12,005)	(14,502)
Product development spending	(2,890)	(3,351)
Businesses acquired in purchase transactions, net of cash acquired	—	(915)
Net cash proceeds (transferred) related to the sale of businesses and assets	115,168	(6,387)
Acquisitions of publication rights and other	(1,417)	1,348
Net cash provided by (used in) investing activities	98,856	(23,807)

Financing activities:
Net debt borrowings	30,591	143,749
Cash dividends	(18,985)	(19,184)
Purchases of treasury shares	(13,500)	(12,500)
Other	(15,030)	(10,476)
Net cash (used in) provided by financing activities	(16,924)	101,589

Effects of exchange rate changes on cash, cash equivalents and restricted cash	(959)	798

Change in cash, cash equivalents and restricted cash for period	(4,032)	(10,132)

Cash, cash equivalents and restricted cash - beginning	85,932	99,543
Cash, cash equivalents and restricted cash - ending	$81,900	$89,411

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING (2)

	Three Months Ended July 31,
	2025	2024
Net cash used in operating activities	$(85,005)	$(88,712)
Less: Additions to technology, property, and equipment	(12,005)	(14,502)
Less: Product development spending	(2,890)	(3,351)
Free cash flow less product development spending	$(99,900)	$(106,565)

Notes:
(1) The supplementary information included in this press release for the three months ended July 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) See Explanation of Usage of Non-GAAP Performance Measures included in this supplemental information.

JOHN WILEY & SONS, INC.
EXPLANATION OF USAGE OF NON-GAAP PERFORMANCE MEASURES
In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
•Adjusted Earnings Per Share (Adjusted EPS);
•Free Cash Flow less Product Development Spending;
•Adjusted Revenue;
•Adjusted Operating Income and margin;
•Adjusted Income Before Taxes;
•Adjusted Income Tax Provision;
•Adjusted Effective Tax Rate;
•EBITDA, Adjusted EBITDA and margin; and
•Results on a constant currency basis.
Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well as for internal reporting and forecasting purposes, when publicly providing our outlook, to evaluate our performance and calculate incentive compensation.
We present these non-GAAP performance measures in addition to US GAAP financial results because we believe that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose.
The performance metric used by our chief operating decision maker to evaluate performance of our reportable segments is Adjusted Operating Income. We present both Adjusted Operating Income and Adjusted EBITDA for each of our reportable segments as we believe Adjusted EBITDA provides additional useful information to certain investors and financial analysts for operational trends and comparisons over time. It removes the impact of depreciation and amortization expense, as well as presents a consistent basis to evaluate operating profitability and compare our financial performance to that of our peer companies and competitors.
For example:
•Adjusted EPS, Adjusted Revenue, Adjusted Operating Income and margin, Adjusted Income Before Taxes, Adjusted Income Tax Provision, Adjusted Effective Tax Rate, EBITDA, and Adjusted EBITDA and margin provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.
•Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends, and fund share repurchases and acquisitions.
•Results on a constant currency basis remove distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance excluding the impact of foreign currency (or at constant currency), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.
In addition, we have historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing our operating margins and net income, and in comparing our financial performance to that of our peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our US GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.
We have not provided our 2026 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.
Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under US GAAP. The adjusted metrics have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, US GAAP information. It does not purport to represent any similarly titled US GAAP information and is not an indicator of our performance under US GAAP. Non-GAAP financial metrics that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-GAAP measures.